Exhibit 5.5

Stikeman Elliott LLP    Barristers & Solicitors

4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Canada  T2P 5C5

Tel: (403) 266-9000    Fax: (403) 266-9034    www.stikeman.com

February 24, 2017

TransCanada PipeLines Limited TransCanada Trust 450-1st Street S.W. Calgary, Alberta, Canada T2P 5H1

Dear Sirs/Mesdames:

RE:                          TransCanada PipeLines Limited and TransCanada Trust (together, the “Companies”)

We hereby consent to the references to this firm on the face page of the prospectus, under the captions, “Legal Matters”, “Interests of Experts” and “Documents Filed as Part of the  Registration Statement” in the prospectus, and consent to being named and to the use of our opinion under the heading “Certain Canadian Federal Income Tax Considerations” in the prospectus included as part of the registration statement on Form F-10/A (Registration No.333-216137) of the Companies.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly,
/s/ Stikeman Elliott LLP
“Stikeman Elliott LLP”

CALGARY

VANCOUVER

TORONTO

MONTREAL

OTTAWA

NEW YORK

LONDON

SYDNEY